SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2001

DICUT, INC.

(Exact name of registrant as specified in its charter)
Delaware	0-30161	52-2204952
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2150 Northwest Parkway, N.E., Suite H, Marietta, Georgia 30067

(Address of principal executive offices) (Zip Code)

(770) 952-2654

(Registrant's telephone number, including area code)

Item 1. Changes in Control of Registrant.

On December 12, 2001, the Company purchased all of the issued and outstanding shares of National Data Inc. from Raj Kalra in exchange for 10,500,000 restricted shares of the Company. Raj Kalra now owns 55% of the voting securities of the Company.

Item 2. Acquisition Or Disposition Of Assets

On December 12, 2001, the Company signed an agreement for the purchase 100% of the shares of National Data Inc. in exchange for 10,500,000 restricted shares of the Company. The number of shares issued to acquire National Data were consideration was based on a value of $0.085 per share for a value which was confirmed in an independent third party business valuation prepared with respect to National Data. The shares of National Data were purchased from Raj Kalra.

National Data Inc., located in Marietta, Georgia, is a Disaster Recovery and Business Continuity Company. National Data's plan is to provide data services with complimentary IT auditing services that safeguards valuable business information from avoidable natural disasters such as fires, floods, hurricanes, tornadoes, etc., as well as man made disasters such as hackers, disgruntled employees, viruses, worms and acts of terrorism. National Data's IT Auditing services will assist businesses by determining the company's business exposure, developing a recovery plan and then generating appropriate security policies. The services provided by National Data will include Secure Backup, Disaster Recovery, Monitoring and Biometric vaulting. Data will be protected and stored in a highly secure data center and all services monitored and supported 24/7 in the Network Operating Center.

The Board elected to complete the acquisition of National Data after considering a number of other acquisitions because the Board determined that National Data had good potential of becoming a profitable business at a reasonable capital cost.

In order to effectively proceed with the operations of National Data, the Company must obtain financing and will be approaching financial institutions and attempting to secure equity financing. However, there is no guarantee that such financing will be forthcoming.

National Data, Inc. (NDI) was established to provide key policies, products and services relating to digital data that assure ongoing business activity without threat, disruption, or loss. Digital data is relatively fragile and without special handling, data loss poses tremendous liability issues. A key function of NDI services is to reinforce and automate existing and proven safeguards (data backup, contingency planning, locking desktops, locking doors, etc.).

NDI addresses the challenges of Business Continuity through a three faceted strategy: Logical (data) Controls, Physical (access) Controls and Procedural (policies and procedures) Controls. These services are:

    Data Services (Logical)
    Secure off-site back-ups and data storage
    Disaster Recovery Services and Products/Preconfigured Servers
    Remote 24/7 monitoring of customer enterprise-systems, network and applications
    IT Auditing Services (Procedural)
    Disaster Recovery Planning and Business Continuity Planning
    Vulnerability Assessment
    Security Policy and Documentation
    Access Control Services (Physical)
    Physical Access software tools
    Logical Access software tools
    BioMeta plug-ins to tightly integrate and ensure data continuity
    Biometric vaulting ASP delivery model for selected access control services
    Secure backup for Video Data

Data Services

Secure Backup

NDI Secure Backup is an offsite backup and retrieval service offered by the Company to the SMB market.

While data loss is most commonly associated with hardware failure, data loss often occurs due to other factors. For example, data loss could be user-initiated, such as lost (can't find it), stolen, or unavailable (can't get to it; on another users system or another office). One of the fastest growing causes of data loss is malicious activity, either through disgruntled employees, a hacker, or an inconspicuous infected email. Once in the network, activity can range from benign web page modification to serious data deletion, theft, and widespread viral activity. The impact of a virus has evolved considerably, as what was once a curious or minor irritation now can cause massive and expensive recovery costs.

No matter what the cause, lost data can create real consequences due to lost revenue, liability expenses, lost productivity and recovery expenses. The key to marketing this product is to educate target companies that the cost of this service (prevention cost) is always lower than consequence cost.

Secure offsite backups are a relatively new service in the SMB marketplace. Most backup policies are managed within the company. Based on conversations with Value Added Resellers (VARs), this process has several notable shortcomings:

  Many companies do not enforce how specific files are named and stored on the server or desktop, thereby creating file retrieval problems. The file is backed up, but unable to be found through a logical search.
  Many companies do not backup, and utilize the main server as their only safeguard against lost data.
  Most backups are not consistently performed. This is the most common problem.
  Most companies do not create and follow a tape management policy utilizing offsite tape storage, scheduling, and restoration procedures.

NDI Secure Backup is an off-line service that is designed to provide lower start up and monthly support charges over the traditional on-line, or "always-on", service. A standard phone line is the minimum requirement for performing nightly backups.

NDI Secure Backup first stores an exact copy of customer-defined files in an off-site secure area. Before files are transmitted for storage, the files are decontaminated of viruses and other destructive elements. This decontamination is preformed nightly to eliminate the risk of viruses in stored data. After performing a complete backup, NDI Secure Backup searches out and backs up nightly only the changes in files that occurred that day. The incremental file change is encrypted and compressed before being sent to NDI. This important feature, called fractional backup, reduces backup time, network charges and overall backup storage cost. The service supports all servers and desktops running on Windows NT/2000 and UNIX. A request for a file restore is made through a secure web interface by the customer on the Company's NDI rePortal. Upon customer request, the Company's server delivers the base file and the required patches in their original encrypted format. The file is rebuilt, to the requested restore date, on the client PC.

Additionally, NDI Secure Backup utilizes several technologies to provide 24 hour security of customer data stored at NDI Data Centers. All network traffic entering the storage facility will be subject to traffic and content monitoring through real-time firewall and virus filtering. To assure a secure connection, encryption and VPN tunneling will control network connectivity between NDI and the customer.

Monthly recurring revenues are provided in this program based on the amount of storage maintained for the customer by NDI.

Disaster Recovery

A catastrophic event where all customer data is lost through acts of nature, flooding, fire, theft, or malicious activity requires additional contingency plans over and above simple file restores. Even if the customer was diligent in backing up, restores can take up to a week or more. During that time, the customer is unable to access or create data.

The most common solution on the market today is referred to as a "hot site", where the customer's identical hardware is placed in storage and put into commission during an emergency. In many cases, customers can be up and running in specially designed facilities in a matter of hours. Hot site recovery is very complex, and requires mandatory testing. In testing, the customer will actually travel to the facility and perform a mock disaster once a year to ensure that a rapid recovery can be achieved. Hot site options are very expensive, and not feasible for most SMB companies targeted by the Company. The Company believes that there is pent-up demand for a cost-effective solution to shorten recovery times.

A targeted SMB company is one that would experience substantial losses due to a catastrophe. Examples would be manufacturers with high inventory turnovers, legal and medical offices and local government offices.

NDI's Disaster Recovery program is designed to provide a low-cost alternative to traditional and higher priced Disaster Recovery services. NDI Disaster Recovery complements the existing NDI Secure Backup service and provides the customer a variety of rapid and large-scale data recovery options based on level of disaster and cost. For simple limited data loss, NDI Secure Backup already provides basic data recovery through bulk or file-specific downloads requested through the rePortal. However, in catastrophic events such as natural disaster, hardware theft, or accidents, NDI provides service recovery options such as:

  Downloading lost data onto a CD or tape and courier or overnight it to a site requested by the customer or VAR.
  Disaster Planning and Testing. A site-specific disaster policy is created with scheduled testing.
  Hot site availability through a provisioned preconfigured server. A hot site is an identically matched server that, in the event of a customer declared disaster, allows business continuation in a few hours.

These options could be cost-justified in the SMB marketplace. Providing a simple contingency plan specific to the customer's identified recovery environment is standard on all options. The most comprehensive is a high availability mirrored configuration. This option consists of a full copy of the customer's most critical hardware and software in a secured area. The mirrored hardware duplicates all work done on the customer's primary hardware in real-time. When a disaster occurs, the mirrored hardware immediately takes over with no interruption. By placing the hardware within colocation partner facilities, a robust and diverse network connection is assured.

Another option is called "warm site", where identical hardware is made available when a disaster is declared, and can be up and running in less than two days. By integrating Disaster Recovery services within inexpensively configured servers, mirrored and warm site services can be offered to the SMB sector at reduced price points.

Monthly recurring revenues are provided in this program based on the customer-requested recovery option.

Remote Monitoring

NDI Remote Monitoring is a service designed to provide remote monitoring of a customer's hardware, and in certain cases some applications such as databases.

Remote monitoring is a very popular tool for large companies because it shortens repair times on important mission-critical systems. Hardware failures on these systems are very painful, because interruption in processing could mean delays in order processing, financial accounting updates, and payroll. However, there are no major companies providing cost-effective monitoring in the SMB sector. There are three main reasons - the cost is difficult sell as a stand-alone service, the software cost is too high for the SMB, and the marketplace is too diffuse.

NDI Remote Monitoring is designed to be an additional service that can be offered by VARs who provide hardware and system repair services for their customers. Currently, very few VARs provide comprehensive remote monitoring to their customers because of the prohibitive cost of setting up and staffing a 24/7 Network Operations Center to monitor their customer hardware.

NDI Remote Monitoring provides basic health status of hardware connected anywhere in the customer's network. Most network-attached computers and hardware have the ability to "talk" to specially designed software programs called agents. These agents simply check the status of a hardware device such as up/down, on/off, critical activity, no activity, etc. By adding "intelligence" to the agents such as "If the unit is off, then alarm" allows the ability of millions of software agents to quietly go about their business without supervision. Only when the "alarm" occurs is supervision required. Live operators collect messages generated by the hardware and software, and immediately respond to any suspicious activity. These suspicious activity messages are called alerts. Upon receipt of an alert, the NDI Network Operations Center dispatches the alert to its VAR partner for resolution. In addition, the status of a customer's systems is available on the Company's rePortal website. The rePortal provides real-time updates on customer criticality that reduces support cost through improved dispatch logistics, shortened service calls and reduced waste calls.

Rather than develop a customized software package for its Remote Monitoring service, the Company is using a modified monitoring package manufactured by Ipswitch. The Company believes that Ipswitch Gold provides the same rich monitoring and reporting as the most popular products manufactured by IBM (Tivoli), HP (OpenView) and CA (UniCenter), but at a fraction of the cost.

Monthly recurring revenues are provided in this program based on the number of servers monitored by NDI.

IT Auditing Services

The Company's IT Auditing Services are a comprehensive set of professional services that are both complimentary to our core product offerings and effective as stand alone solutions. These services include:

Disaster Recovery and Business Continuity Planning -- NDI develops a plan and documentation describing the backup and restore, system fail-over, incident response, and emergency policies and procedures for a customer to follow in the event of a disaster. A Business Continuity Plan will outline the procedures that allow our clients to maintain a minimum level of business operations in order to fulfill mission-critical operating requirements. In addition, a Disaster Recovery Plan will enable the client to restore data and systems and return business functionality to its original state.

Vulnerability Assessments -- NDI tests customer's computer systems for known flaws and vulnerabilities that can leave them susceptible to malicious attacks or data loss. NDI then documents the underlying causes and changes required to mitigate the risks.

Security Policy Development and Documentation -- NDI develops a comprehensive set of documentation describing the technical and managerial policies and procedures for a customers' information systems. This documentation is essential in developing or managing any information security or privacy program, and helps to protect customers from many high-level risks.

NDI's services are delivered either remotely or locally at the customer's site. The remote vulnerability tests are designed to check specific firewall vulnerabilities, security vulnerabilities in our client's public server's offered services, and the installed router's access filter configuration, where NDI check TCP, UDP, and ICMP protocol responses from the Internet. Our testing also checks for vulnerabilities in a customer's underlying operating environment. NDI provides a detailed report identifying the detected vulnerabilities and recommending corrective actions.

NDI's fixed-price Internet Security Vulnerability Testing fee is based on the number of IP addresses to be tested and the frequency of the tests (one-time, monthly, bi-monthly, quarterly, semi-annually, etc). NDI's fixed-price services for periodic testing are based on a minimum one-year contract, with invoicing on a per-test basis. For on-site testing, travel-related and other direct charges (as applicable) will be invoiced in addition to the fixed-price service fee.

Physical Access Control Services

NDI Biometric (NDI Bio) Products

NDI also offers services designed to control physical access to doorways, computers, and other access devices. Most comprehensive security tools suffer from the inability to absolutely ensure that access is being granted accurately and legitimately. NDI is a distributor of Face, Finger, Voice and Hand Biometrics' products, which provide a practical, efficient, and cost-effective means of applying layered recognition biometrics within enterprises of any size. NDI Bio cost-effectively resolves the shortcomings seen with most access security tools such as malicious use of lost or stolen access cards, pins and passwords.

The security industry has rapidly developed and matured in recent years. Faulkner and Gray (a leading trade magazine covering financial services, payment systems, and healthcare information technology) - reports that user authentication device market, comprised of hardware tokens, software tokens and biometrics, generated revenues of over $200 million in 1999, and should grow to nearly $1 billion in annual sales by 2001, and $2.6 billion by 2006. In the Company's judgment, the declining cost of biometric solutions is eliminating a critical barrier to market penetration, fostering a broad market acceptance and growth potential.

The Company is negotiating distributorship agreements with several leading hand, facial, smart card and voice recognition companies. These negotiations are expected to be finalized by the end of March 2002 and will allow the Company to offer a suite of biometric products to its existing and future client base.

Biometric Vaulting ASP

Biometrics replace passwords with a simple authentication process, allowing users to identify themselves to the network with a physical characteristic, such as their fingerprint, voice pattern, iris, or by their face. Because biometrics are nature's definitive security system, they are difficult to compromise and impossible to forget.

The Company believes that many companies lack the expertise, time and manpower to improve authentication security and are looking for outsourcing solutions. Biometric Vaulting ASP is the process of providing biometrics as a service that is delivered to customers over the Internet. The Company's Biometric Vaulting ASP can support any viable biometric with biometric capture done on sensors accessible to the Internet - e.g., a camera or finger scanner attached to a computer on the Net. Client software captures the biometric data and converts it either locally or centrally into biometric templates that are stored in databases managed at our Network Operation Center for future authentication of identity. An end-user is authenticated by matching the live biometric template submitted through the Internet to that stored in the database at the NDI data center.

The benefits and cost savings of using an ASP for biometrics can vary dramatically with the application, but they are similar to any outsourcing and would come from streamlined application, quicker deployment time, and enhanced networkability. This eliminates the costly, time-consuming process of system wide maintenance, upgrades and support. NDI will ensure that all software and data are kept up to date.

Additionally, some companies do not want to store on an internal network an active image of an employee's biometric for privacy and fear of theft. Sweeping the network of confidential images nightly provides companies the assurance that highly private information is not only secure, but immediately available in case of a declared need.

The NDI Biometric Vaulting ASP services are provided as both a stand-alone, fully outsourced solution and as supplemental storage solution for biometric data. The outsourced solution provides everything a client would need to incorporate biometrics into their existing infrastructure. NDI will securely host the clients' biometric data for use both as an on-line authentication system and as a disaster recovery system should the clients primary authentication system go down. NDI uses digital certificates and public key infrastructure (PKI) to secure its transactions. NDI 's 24/7 service is designed to be reliable, with secure, redundant, mirrored servers. Performance upgrades are automatic and is scaleable to any number of users.

NDI will either charge a monthly subscription fee or a bandwidth utilization charge for hosting of "vaulted biometric data".

Market Analysis

Data Services

The target market is the immense Small and Medium Business (SMB) sector occupied by companies with revenues of $20 million or less. According to International Data Corporation, the SMB market is the largest growing business sector in the United States, representing 7.4 million small and medium businesses in 1998. In 2003, SMB is expected to spend $57 billion for technology, with 79% having Internet access.

As a group, SMB businesses are generally late-adopters in acquiring technology and services due to the large purchase and daily support costs of many current solutions. Even though there is ample evidence that technology provides strong business benefits such as higher productivity, reduced transaction costs, and increased sales generation, it is also a business sector with relatively limited resources. For example, many SMB businesses cannot justify a dedicated employee to manage IT functions. With NDI Services providing the capital cost and the clients not required to add IT personnel, this makes the decision easier to purchase the Company's services.

The established and accepted IT provider to the SMB customer is a broad service group dominated by the Value Added Reseller, or VAR, that provides hardware, software and support, typically on an as-needed basis. The Company believes that there are, depending on specialty, over 7,000 VARs that could become NDI partners.

Physical Access Control Services

NDI's primary market includes millions of businesses and end users who are involved in security transactions. The established and accepted provider to these customers is a model that closely resembles the VAR distribution channel discussed above. This distribution channel called the Dealer Channel has the identical pent-up demand for private branding services and breakaway physical access control products.

The primary products this channel will be interested in will be the NDI products and Biometric Vaulting. Currently, each sales channel (VAR and Dealer) has been selling to different departments and decision-makers (IT Department and Security Department, respectively) within the same company with little sales overlap. However, NDI anticipates that over time companies will consolidate such functions as they try to develop a single security solution.

Distribution

The NDI target market of SMB customers is being serviced by the VAR/Dealer, that provides technical services, hardware and software on an as-needed basis. Over time, the VAR/Dealers have built a close working relation with the SMB customer and are relied upon and trusted to provide services. This provides NDI with easy access to the SMB market place without the expense and investment of large sale force combined with a lengthened sales cycle.

The target partner for NDI will be the smaller regional and local VAR/Dealer service provider. These organizations typically have approximately 5-20 field technical engineers and have annual revenues of $5 million to $20 million. Most VAR/Dealers have an average business customer account base of 100. There are over 7,000 VARs in the US. Business customers have come to trust and rely upon the VAR/Dealer for their IT services.

The current business environment finds the VAR/Dealer actively searching for additional sources of sales to their existing customer base to offset declining margins on hardware and software. In addition, many of the VAR's suppliers of hardware and software have began programs of direct selling to the end users and bypassing the traditional sales channel of the VARs. The Company's suite of products and services can be branded to the VAR/Dealer and compliment the products and services that they already offer. The VAR/Dealer customer will be more likely to accept the services because they know and trust their vendor. The VAR/Dealers do not currently offer data products similar to NDI Services and do not have the personnel or financial resources to create them.themthem The Company and the VAR/Dealer will share revenues from each product or service pursuant to a VAR/Dealer distributor arrangement.

To access the relatively large VAR/Dealer channel, NDI has developed a channel strategy. All sales and marketing efforts will flow through a hierarchical channel headed by senior companies whose primary function has been to sell to VAR/Dealers. For a percentage of sales generated through their network, this group will market the services to a broad sales group, the VAR/Dealer network. The Company anticipates that there will be minimal channel conflict between inside sales and the VAR/Dealer Network due to the tendency of inside sales to concentrate on larger accounts. Any channel conflicts that arise will be handled on a case-by-case basis by both parties.

Competition

There are no clear direct competitors that concentrate in the SMB space utilizing the private branding model. However, there are competitors that do offer limited portions of the products and services offered by NDI to directly to the SMB or to VARs servicing the SMB market.

1. Backup - EMC, CTI, Live Vault and 77Degrees are a few providers of primary and backup storage.

2. Disaster Recovery - All of the major players (SunGuard, IBM, Comdisco) concentrate on large enterprises, and do not are actively pursuing the SMB marketplace because of the reduced cost benefit in small accounts.

3. Monitoring - There are several large companies (HP, CA, and IBM) that provide dedicated monitoring services within the SMB marketplace. In addition, there are some companies that provide monitoring services bundled within their primary services (Broadwing, WorldCom).

4. Biometric Vaulting and Network Authentication - This is an emerging field with only one other known competitor, Verisign, which only offers offsite storage and not network authentication.

5. IT Auditing Services - This field has largely has been limited to the Big Six Consulting Companies, IBM, Qualys, and ISS. These companies have focused on large enterprise customers. To the Company's knowledge, no one has focused on servicing the SMB market place.

6. NDI Bio Products - Most of the providers of biometrics products partner with large enterprise or government-based integrators such as EDS or Accenture.

Technology

NDI has created an automated Web-based business tool named "rePortal" to manage NDI's business. The rePortal is the enabling technology necessary to accomplish and maintain our sales distribution strategy. The PRM modules will provide end-to-end support of the sales process between NDI and its partners. The rePortal provides all needed sales and administrative services: customer sign-up, brochure ordering, account management, invoicing, order tracking, account history, etc. The rePortal will be provided free of charge to the VAR/Dealers and their customers. By utilizing common communication tools such as web access, email, wireless devices and pagers, information is easily and broadly accessible to all members in the chain. The rePortal will save accounting and administrative time and money. In addition, this will enable NDI to manage our business, our relationship with the VAR/Dealers and their customers in an efficient and effective manner.

Marketing Strategy

The keys to success for NDI are:

  NDI Services will recruit high-quality VAR/Dealer partners because of their ability to increase sales to existing customers without capital investment. Clearly defined branding services to our VAR/Dealer Partners combined with the monitoring and customer support of the Company's Network Operating Center will enhance the VAR/Dealers' ability to service their customers' needs.
  NDI has created a sales support and automation tool, the rePortal, to manage our business, the VAR/Dealer network and their customers. This will dramatically reduce administrative time and expense and be utilized as a customer support tool.
  NDI Services will be one of the few companies in the market place offering Biometric Vaulting, with the ability to provide remote network biometrics authentication.

NDI will adopt a focused market strategy:

  Provide a branded front-end to the NDI rePortal that VAR partners can use for business development and support.
  Focus on the IT Auditing Services as a point of introduction in larger enterprise businesses.
  Revenue guarantees by each VAR/Dealer partner.
  Marketing will be provided through establishing Super-VARs, focused trade membership, regional direct sales support of their respective VAR/Dealer partners, and telemarketing programs.
  Invoicing will be done through the rePortal to manage cash flow.
  Starting in Atlanta, rollout cities once path to profitability is achieved.
  Peruse new opportunities in the Biometric vaulting and Network Authentication.

Physical Locations

NDI's sales and operations office is based in Marietta, Georgia. The NDI Network Operations Center (NOC) provides live 24/7 monitoring of customer hardware and software. The NOC is protected with redundant security, power, air and communications support. A separate data center is located at AmQUEST, Inc. an Atlanta-based enterprise colocation provider. An additional partnership with several other colocation partners provides NDI the opportunity to locate data centers in over 50 cities.

Additional space and infrastructure is available in over fifty cities through a partnering relationship with Level3 Communications that allows NDI to develop Data Centers in remote cities and monitor these centrally with its NOC. The company believes the arrangement will enable the Company to grow cost effectively and quickly into new markets.

RISK FACTORS APPLICABLE TO BUSINESS OF NATIONAL DATA, INC.

Limited Formal Feasibility and Market Study

The Company has collected data and statistics concerning the potential market for its products and services, and the costs of marketing and providing the same. In doing so, it has relied upon the judgment and conclusions of the members of management, based on their respective knowledge and experiences, if any. There has been no formal marketing study to conclude that there is any guaranteed demand for the Company's products and services.

Unpredictability of Future Revenues; Potential Fluctuations in Quarterly Operating Results

As a result of the Company's limited operating history and the emerging nature of the markets in which it competes, the Company is unable to accurately forecast its revenues. The Company's current and future expense levels are based largely on its investment plans and estimates of future revenues. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues in relation to the Company's planned expenditures could have an immediate adverse effect on the Company's business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions that could have a material adverse effect on its business, prospects, financial condition and results of operations.

The Company may experience significant fluctuations in its future quarterly operating results due to a variety of factors, many of which are outside the Company's control. Factors that may adversely affect the Company's quarterly operating results include: (i) the Company's ability to obtain and retain customers, attract new customers at a steady rate and maintain customer satisfaction with the Company's products and services, (ii) the announcement or introduction of new services and products by the Company and its competitors, (iii) price competition, (iv) the level of use and consumer acceptance of the Company's products and services, (v) the Company's ability to upgrade and develop its systems and infrastructure and attract new personnel in a timely and effective manner, (vi) technical difficulties, (vii) the amount and timing of operating costs and capital expenditures relating to expansion of the Company's business, operations and infrastructure, (viii) delays in revenue recognition at the end of a fiscal period as a result of logistical problems, (ix) governmental regulations, and (x) general economic conditions.

Limited Senior Management Personnel; Management of Potential Growth; New Management Team

The Company plans to expand its operations, and anticipates that further expansion will be required to address potential growth in its customer base and market opportunities. This expansion is expected to place a strain on the Company's management, operations and financial resources.

To manage the expected growth of its operations and personnel, the Company will be required to improve existing, and implement new, transaction-processing, operational and financial systems, procedures and controls, and to expand, train and manage a growing employee base. The Company may also be required to expand its finance, administrative and operations staff.

There can be no assurance that the Company's current and planned personnel, systems, procedures and controls will be adequate to support the Company's future operations, that management will be able to hire, train, retrain, motivate and manage required personnel or that the Company's management will be able to successfully identify, manage and exploit existing and potential market opportunities. If the Company were unable to manage growth effectively, its business, prospects, financial condition and results and operations would be materially adversely affected.

Need for Future Financing; Long-Term Viability of Company

The Company's future capital requirements will depend on many factors including the cost of research and development, the cost of marketing its products and services, the market acceptance of the Company's products and services, and competing technological and market developments. At present, the Company does not have sufficient capital to implement its business plan. Unforeseen events may require the Company to raise additional funds, and there can be no assurance that additional financing will be available on acceptable terms, or at all. If the Company is required to sell equity to raise additional funds, there is no assurance that additional equity can be obtained on terms favorable to existing shareholders, with the result that existing shareholders may incur substantial dilution. Insufficient funds may require the Company to delay, scale back or eliminate some or all of its activities or to obtain additional funding.

Dependence on Management

The Company's performance is substantially dependent on the continued services and on the performance of its senior management and other key personnel. The Company's performance also depends on the Company's ability to retain and motivate its other officers and key employees. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. The Company's future success depends on its ability to identify, attract, hire, train, retrain and motivate other highly skilled technical, managerial, editorial, merchandising, marketing and customer service personnel. Competition for such personnel is intense and there can be no assurance that the Company will be able to successfully attract, assimilate and retain sufficiently qualified personnel. The failure to retain and attract the necessary technical, managerial, merchandising, marketing and customer service personnel could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

The Company's success is dependent on the services of its principle officers and employees: Raj Kalra, Pierre Quilliam, Kerry Moody, Don Yochum, Sam Galbraith and A.J. Galiano. The loss of any officer or director could have a material adverse effect on the Company's business or results of operations. The Company does not maintain "key-man" life insurance policies on the lives of its officers to compensate the Company in the event of their deaths. The Company has no employment or non-compete agreements with any other of its key employees or officers other than Messrs. Kalra or Quilliam. See "Management".

Investors will have no voice in the management of the Company, including decisions regarding the operations and marketing of the Company, any future expansion of the Company, and the selection of additional lines of business to enter. No person should purchase any of the securities offered hereby unless that person is willing to entrust all investment and operational decisions to management.

Intellectual Property Protection

The Company believes that its trade names and domain names will have significant value and will be important to the marketing of its services and products. It is possible that competitors of the Company or others will adopt product or service names similar to the Company's, thereby impeding the Company's ability to build brand identity and possibly leading to customer confusion. Litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on the Company's business, financial condition, or operating results.

Product Development Risks

The process of developing products and services, such as those offered by the Company, is extremely complex, and it is highly likely that the Company will experience delays in developing and introducing new products and services in the future. If the Company was unable to develop and introduce new products, services or enhancements to existing products and services in a timely manner, in response to changing market conditions or customer requirements, the Company's business, operating results and financial conditions could be materially adversely affected. Also, announcements of currently planned or other new products and services may cause consumers to delay their purchase decisions in anticipation of such products and services, which could have a material adverse effect on the Company's business, operating results and financial condition, especially if the introduction of such products and services is delayed.

Uncertainty of Protection of Proprietary Rights

The Company currently plans to rely upon a combination of trade secret protection, invention assignments, non-disclosure agreements and licensing arrangements to establish and protect its proprietary rights. Despite the Company's efforts to safeguard and maintain its proprietary rights, there can be no assurance that the Company will be successful in doing so or that the Company's competitors will not independently develop software systems and related applications that are substantially equivalent or superior to the Company's.

The Company also relies on trade secrets and proprietary know-how, which it seeks to protect by confidentiality and non-disclosure agreements with its employees, consultants, and third parties. There can be no assurance that these agreements will not be breached, that the Company will have adequate remedies for any breach, or that the Company's trade secrets and proprietary know-how will not otherwise become known or be discovered by competitors.

Flaws and Defects in Products and Services

Complex products and services as those offered by the Company may contain undetected flaws or defects when first introduced or as new versions are released. Any inaccuracy or defects may result in adverse products and service reviews and a loss or delay in market acceptance, as well as claims against the Company for any damages resulting from the product defect. There can be no assurance that flaws or defects will not be found in the Company's products and services. Flaws and defects, if found, would have a material adverse effect upon the Company's business operations and financial condition.

Dividends

The Company has not paid any dividends or made distributions to its investors and is not likely to do so in the foreseeable future. The Company presently intends to retain earnings for use in its business. Additionally, the Company may fund a portion of its future expansion through debt financing, and a condition of such financing may prohibit the payment of dividends while the debt is outstanding. Therefore, investors should purchase Common Stock with the understanding that Management's goal is to build value by increasing the size of the business and not by paying dividends.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Certain Statements in this Form 8-K/A may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performances or achievements of the Company to differ materially. Examples of forward-looking statements that involve risks and uncertainties include the Company's evaluation of the potential return on current investments as well as speculation regarding the future performance of newly appointed Board Members and Officers. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date the statement was made.

Plan of Operation

Through August 2001, the Company's plan was to raise capital to fund the development of its Hydronic Low Pressure Heating and Air Conditioning System. However, the Company was unable to raise such capital, and conveyed all rights in the System to the Company's founders in August 2001, who resigned from the Company.

In December 12, 2001, the Company issued 10,500,000 shares of common stock to acquire all of the common stock of National Data, Inc. ("NDI") from Raj Kalra, the Company's current Chairman and Chief Executive Officer. NDI was formed on November 28, 2001 by Mr. Kalra for the purpose of continuing the development of the business described herein. Prior to the formation of NDI, Mr. Kalra and the other officers and employees of the Company (except for Mr. Quilliam) were employed by subsidiaries of Nexus Group International, Inc., a Canadian public company, which was engaged in the facial biometric business. The officers and employees left Nexus when Nexus decided to stop funding the operations of the subsidiaries. The Company's officers and employees believed that the future of biometrics, while exciting, needed to be developed with other security and business continuity products and services to become successful. The business plan they developed as employees of National Data Inc. encompasses, in their judgment, a well-rounded approach to Logical, Physical and Procedural security concerns and needs of the Small and medium business market.

Liquidity

The Company's working capital is currently insufficient for the Company to implement its business plan, and therefore the Company is exploring alternatives to raise capital. The Company has tentatively entered into a letter of intent for an equity line of credit, but is not able to draw on the line of credit in the immediate future. Until the Company is able to raise capital, the Company is deferring the salary of its key employees.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

The Company's common stock is registered with the United States Securities and Exchange Commission under section 12(g) of the Securities Exchange Act of 1934. The Company's stock has been traded on the OTC Bulletin Board under the symbol "DCUT" since August 2001. The following table summarizes the low and high prices for the company's common stock for each of the calendar quarters for the fiscal year ended December 31, 2001.

	2001
	High	Low
First Quarter	--	--
Second Quarter	--	--
Third Quarter	3.01	0.45
Fourth Quarter	0.60	0.15

The high and low quotes on the Company's common stock reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. There were 45 shareholders holders of record of the common stock as of February 8, 2002. This number does not include an indeterminate number of shareholders whose shares are held by brokers in "street name." The Company has not declared any cash dividends on its Common Stock during its fiscal years ended on March 31, 2000 or 2001. The Board of Directors of the Company has made no determination to date to declare cash dividends during the foreseeable future.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information concerning directors, executive officers and key employees of the Company:
Name	Age	Position
Raj Kalra	38	Chairman and CEO
Pierre Quilliam	63	Director and President
Kerry Moody	44	Executive Vice President
Don Yochum	47	Executive Vice President, Sales
Sam Galbraith	55	Executive Vice President, Business Development
A.J. Galiano	30	Chief Security Officer

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. No date for the annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors. Pursuant to the Company's bylaws, the date of the annual meeting is to be determined by the current Board of Directors.

The following information sets forth the backgrounds and business experience of the directors, executive officers and key employees:

Raj Kalra, Chairman and Chief Executive Officer - Mr. Kalra has been the Company's Chairman and chief executive officer since December 2001. From October 2000 to December 2001, Mr. Kalra was president of Acsys Biometrics USA Inc. From January 1997 to October 2000, Mr. Kalra was Chief Operating Officer of Investco Corp., a/ka/ Mark I Industries, Inc., a/k/a Foodvision.com, Inc. Mr. Kalra has a degree in Hotel and Restaurant Management from Hotel Consult, Switzerland. Mr. Kalra has also received certificates in accounting and retail operations with post degree courses in business management, finance and computer science.

Pierre Quilliam, Director, President - Mr. Quilliam has served as a director and president of the Company since September 19, 2001, and additionally served as chief executive officer of the Company from September 19, 2001 to December 12, 2001. In September 2000, Mr. Quilliam was elected to the Board of Directors, and also appointed President and Chief Executive Officer, of American Electric Automobile Company, Inc., which is publicly traded on the Pink Sheets under the symbol "AEAC." From 1975 to 1980, Mr. Quilliam established and operated Outico, Ltd., a reseller of industrial tools and equipment. From 1980 to the present, Mr. Quilliam has established and managed ten companies in various capacities, including finance, consulting, accounting and management.

Kerry Moody, Executive Vice President - has been National Data, Inc.'s vice president of government Affairs since January 2002. From October 2000 to December 2001, Mr. Moody was Vice President of government affairs for Acsys Biometrics USA, Inc. From January 1999 to October 2000, Mr. Moody was Chief Executive Officer ASAP Connect, Inc. From January 1995 to December 1998, Mr. Moody was Executive Vice President of First Merchant Associates.

Don Yochum, Executive Vice President, Sales - Mr Yochum has been National Data, Inc.'s Executive Vice President of Sales since December 2001. From October 2000 to November 2001, Mr. Yochum was Executive Vice President of Sales for Acsys Biometrics USA, Inc. From January 1996 to December 2000, Mr. Yochum was Vice President of Channel Sales for Amquest, Inc.

Sam Galbraith, Executive Vice President, Business Development - Mr. Galbraith has been the National Data, Inc.'s Director of Operations since November 2001. From November 2000 to November 2001, Mr. Galbraith was Director of Operations for Platinum Intermedia, Inc. From January 2000 to October 2000, Mr. Galbraith was Director of Operations for Foodvision, Inc. From May 1998 to January 2000, Mr. Galbraith was Vice president of Sales and Marketing for Gemini Foods International. From April 1996 to December 1998, Mr. Galbraith was President and Chief Operating Officer of Tri-M Management, Inc.

A. J. Galiano, Chief Security Officer - Mr. Galiano has been National Data, Inc.'s Chief Information and Security Officer since January 2002. From December 1999 to January 2001, Mr. Galiano was Director of Network Operations/Engineering for Interliant, Inc. From June 1998 to December 1999, Mr. Galiano was Principle, Network Architect/Manager Network Operations for Interliant, Inc. From June 1997 to June 1998, Mr. Galiano was Senior Business Systems Consultant Exploration Resources consulting group

At this time, the board does not have any committees.

There are no family relationships among any of the officers or directors of the Company.

EXECUTIVE COMPENSATION

The following table sets forth the compensation earned by the Company's Chief Executive Officers during the last three fiscal years and other officers who received compensation in excess of $100,000 during any of the last three fiscal years. In accordance with Item 402(a)(5), the Company has omitted certain columns from the table required by Item 402(b).

Summary Compensation Table
Annual Compensation
Name and Principal Position	Year	Salary ($)
Fred McNorton, President and Director (1)	2001 2000 1999	0 0 0

Stephen Nemergut, President and Director (2)	2001 2000 1999	0 0 0

Pierre Quilliam, Chief Executive Officer, President and Director (3)	2001 2000 1999	9,110 0 0

Raj Kalra, Chief Executive Officer and Director (4)	2001 2000 1999	9,110 0 0

(1) Mr. McNorton's served as President from inception of the Company to August 8, 2001.

(2) Mr. Nemergut served as President from August 8, 2001 to September 19, 2001.

(3) Mr. Quilliam served as Secretary/Treasurer of the Company from August 8, 2001 to September 19, 2001. He then served as Chief Executive Officer of the Company from September 19, 2001 to December 12, 2001, and as President from September 19, 2001 to the present. Mr. Quilliam's compensation is based on an employment agreement dated December 12, 2001 that provides for a base salary of $175,000 per year.

(4) Mr. Kalra served as Chief Executive Officer of the Company from December 12, 2001 to the present. Mr. Kalra's compensation is based on an employment agreement dated December 12, 2001 that provides for a base salary of $175,000 per year.

The Company did not grant any options or stock appreciation rights or make an award under any long-term incentive plan to any of its named executive officers during the last fiscal year. The Company did not re-price any options or stock appreciation rights during the last fiscal year. The Company did not have outstanding any options or stock appreciation rights at the end of each of its last two fiscal years. During the last fiscal year, no options or stock appreciation rights were exercised by any of the named executive officers.

Employment and Deferred Compensation Agreements

On December 12, 2001, the Company entered into identical Employment Agreements with Raj Kalra and Pierre Quilliam. The Employment Agreements provide that Messrs. Kalra and Quilliam shall be employed by the Company for a term of three years, and are entitled to a base salary of $175,000 in the first year, $200,000 in the second year, and $225,000 in the third year. Messrs. Kalra and Quilliam are also be entitled to a commission on sales generated by them consistent with the Company's commission policy for all sales personnel. In addition, they are each entitled to an incentive bonus equal to 10% of the Company's adjusted net profits for the fiscal year beginning in 2002. Further, they are each entitled to 8 weeks paid holiday and 14 personal days, sick leave, medical and group insurance, participation in pension or profit sharing plans of the Company, and a car allowance of up to $2,000 per month. In the event of a termination of the Employment Agreement without cause by the Company, they will be entitled to severance equal to 75% of their remaining base salary under the Employment Agreements. The Employment Agreements contain provisions prohibiting them from competing with the Company or soliciting customers or employees from the Company for a period of one year following the termination of their employment.

Compensation of Directors

The Company currently does not pay its directors any compensation for their services as directors, but would reimburse directors for any reasonable out-of-pocket expenses incurred in attendance at board meetings or any expenses generated in connection with the performance of services on the behalf of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 13, 2002, as to the Company's common stock beneficially owned by (i) each executive officer and director of the Company, (ii) all directors and executive officers of the Company as a group, and (iii) any person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's common stock.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Raj Kalra 2150 Northwest Parkway, N.E., Suite H Marietta, Georgia 30067	10,500,000	71.7%
Pierre Quilliam (2) 2150 Northwest Parkway, N.E., Suite H Marietta, Georgia 30067	33,500	0.2%
All Officers and Directors as a Group	10,533,500	71.9%

(1) Based upon 14,640,000 common shares issued and outstanding as of February 13, 2002.

(2) Mr. Quilliam's shares are held by three companies that he controls.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Through December 31, 2001, Bisell Investments, Inc., a company wholly owned by Pierre Quilliam, had made loans to the Company in the amount of $38,284.11. The loans are unsecured demand loans that bear interest at 8% per annum.

Item 3. Bankruptcy or Receivership.

Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.

Not applicable.

Item 5. Other Events.

1. Pierre Quilliam has resigned as Secretary and Treasurer and has been appointed Chairman and CEO of the Company.

2. Raj Kalra has been elected to the Board of Directors and has been appointed President and CEO of the Company.

3. The Company's principal executive offices have been moved to 2150 Northwest Parkway NE, Suite H, Marietta, GA 30067.

4. The Company has terminated the acquisition of Cutting Edge Shape CD Inc. After reviewing the Auditor's report, the Company discovered that there were serious discrepancies between what had been represented in the unaudited statements of April 30, 2001 and the Auditor's final report on Cutting Edge's financial position. As a result of the Auditor's findings, the Board concluded that it would be to the detriment of the shareholders to proceed with the purchase of Cutting Edge.

5. The Company has terminated the acquisition of Rompus CD ROM Production Ltd. After careful review of the affairs of Rompus, the Board concluded that the company's situation would have made it impossible for Dicut to effectively absorb and convert it into a viable asset.

Item 6. Resignations Of Directors And Executive Officers.

Not applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired: Attached hereto as Exhibit A are the Audited Financial Statements for National Data, Inc. for the period from November 28, 2001 (inception) to December 12, 2001.

(b) Pro Forma Financial Information: The pro forma financial statements required by Rule 310(c) are not filed herewith since the acquired company was not in existence during the periods required for the pro forma analysis.

(c) Exhibits:

Regulation S-B Number	Exhibit
10.1	Agreement between Raj Kalra, National Data Inc. and the Issuer dated December 12, 2001.
10.2	Executive Employment Agreement between National Data Inc. and Raj Kalra dated December 12, 2001.
10.3	Executive Employment Agreement between Pierre Quilliam and the Issuer dated December 12, 2001.
10.4	Assignment Agreement between National Data Inc. and the Issuer dated December 14, 2001.
24	Consent of Marshall, Jones P.C.

Item 8. Change in Fiscal Year.

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICUT, INC.

Date: February 13, 2002 By: /s/ Raj Kalra

Raj Kalra

Its: Chairman and Chief Executive Officer

EXHIBIT A

National Data, Inc.

FINANCIAL STATEMENTS

and

INDEPENDENT AUDITORS' REPORT

December 12, 2001

TABLE OF CONTENTS

INDEPENDENT AUDITORS' REPORT 1

FINANCIAL STATEMENTS

Balance Sheets 2

Statement of Stockholders' Equity 3

Statement of Cash Flows 4

Statement of Operations 5

NOTES TO FINANCIAL STATEMENTS 6-7

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of

National Data, Inc.

We have audited the accompanying balance sheet of National Data, Inc. as of December 12, 2001 and the related statement of stockholders' equity, operations, and cash flows for the period from November 28, 2001 (date of inception) to December 12, 2001. These financial statements are the responsibility of National Data, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Data, Inc. as of December 12, 2001, and the results of its operations and cash flows for the period from November 28, 2001 (date of inception) to December 12, 2001 in conformity with accounting principles generally accepted in the United States of America.

February 4, 2002

National Data, Inc.

(A Development Stage Company)

BALANCE SHEETS

December 12, 2001

ASSETS

Property and Equipment

Furniture and fixtures $15, 029

Computer equipment 33,817

Software 11,660

60,506

Less: Accumulated depreciation (639)

Net Property and Equipment 59,867

TOTAL ASSETS $59,867

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' Equity

Common stock, no par value, 1,500 shares

authorized, issued and outstanding $60,506

Deficit accumulated during the development stage (639)

Total Stockholders' Equity 59,687

TOTAL STOCKHOLDERS' EQUITY $59,687

These financial statements should be read only in connection with the accompanying auditors' report and notes to financial statements.

National Data, Inc.

(A Development State Company)

STATEMENT OF STOCKHOLDERS' EQUITY

For the Period From November 28, 2001 (Date of Inception)

to December 12, 2001

Common Stock Accumulated

Shares Amount Deficit

Common stock issued for property

and equipment $ 1,500 $60,506 $ -

Net loss for the period from November

28, 2001 to December 12, 2001 - - (639)

Balance,

December 12, 2001 $ 1,500 $60,506 $ (639)

These financial statements should be read only in connection with the accompanying auditors' report and notes to financial statements.

National Data, Inc.

STATEMENT OF CASH FLOWS

(A Development Stage Company)

For the Period From November 28, 2001 (Date of Inception)

to December 12, 2001

During the period from November 28, 2001 through December 12, 2001, the Company maintained no cash accounts.

Supplemental Schedule of Noncash Inventory and Financing Activities:

During the period ending December 12, 2001, the Company acquired $60,506 of property and equipment in exchange for the issuance of 1,500 shares of common stock.

These financial statements should be read only in connection with the accompanying auditors' report and notes to financial statements.

National Data, Inc.

STATEMENT OF OPERATIONS

(A Development Stage Company)

For the Period From November 28, 2001 (Date of Inception)

to December 12, 2001

Revenues NONE

Costs and Expenses

Depreciation $ 639

Total Costs and Expenses 639

Net Loss $ 639

These financial statements should be read only in connection with the accompanying auditors' report and notes to financial statements.

National Data, Inc.

NOTES TO FINANCIAL STATEMENTS

December 12, 2001

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

National Data, Inc. ("NDI") is a development stage enterprise which was established to provide key products and services for business continuity. NDI provides data services, products and complimentary information technology auditing services that safeguard valuable business assets and information from unavoidable natural disasters like fires, floods, hurricanes, tornadoes and man-made disasters such as hackers, viruses, worms, disgruntled employees, and acts of terrorism.

The financial statements and notes are representations of NDI's management, who is responsible for their integrity and objectivity. The accounting policies of NDI are in accordance with generally accepted accounting principles and conform to the standards of development stage companies. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is computed using the straight line method. Estimated service lives of property and equipment range from 3 to 10 years.

NOTE 3 - INCOME TAXES

NDI has a net operating loss carryforward of approximately $639 which is available to offset future taxable income. The loss carryforward will expire in 2016.

NOTE 4 - RELATED PARTY TRANSACTIONS

NDI acquired all of its property and equipment from its sole stockholder and his wholly-owned company, Interweb, Inc., by issuing 1,500 shares of no par value stock.

(Continued)

National Data, Inc.

NOTES TO FINANCIAL STATEMENTS

December 12, 2001

NOTE 5 - SUBSEQUENT EVENTS

On December 12, 2001 NDI was acquired by Dicut, Inc., a publically traded company listed on the Over-the-counter Bulletin Board.

NDI has assumed a lease for office space with future minimum annual rental payments as follows:

Year

2002 $ 58,413

2003 60,166

2004 61,971

$180,550

NDI is utilizing the services of a data center to house it's central computer. A lease is being negotiated, and the company anticipates a monthly lease of $4,500 for 36 months.

On January 29, 2002 NDI signed a contract for approximately $2 million to supply the NDI Smart Card Solution to a major manufacturer in the computer-based training industry.

This information should be read only in connection with the

accompanying auditors' report.